Exhibit 21

     The following were the registrant's subsidiaries as of December 31, 1996, other than subsidiaries that, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at such date:


                                         Jurisdiction
                                              of
Name of Subsidiary                       Incorporation
------------------                       -------------
BHC Communications, Inc.                   Delaware
     BHC Network Partner, Inc.             Delaware
     Chris-Craft Television, Inc.          Delaware
          BHC Network Partner II, Inc.     Delaware
          BHC Network Partner III, Inc.    Delaware
          KCOP Television, Inc.            California
          Oregon Television, Inc.          Oregon
     Pinelands, Inc.                       Delaware
     United Television, Inc.               Delaware
          UTV of San Francisco, Inc.       California
          UTV of San Antonio, Inc.         Texas
          United Television Sales, Inc.    Delaware
Chris-Craft Industrial Products, Inc.      Delaware